Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-184781 on Form S-8 of our report dated June 26, 2019, appearing in this Annual Report on Form 11-K of Douglas Dynamics, L.L.C. 401(k) Plan for the year ended December 31, 2018.

/s/ CliftonLarsonAllen LLP

Milwaukee, Wisconsin

June 26, 2019